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                                                           FOR IMMEDIATE RELEASE

ROBERT L. ZERGA ELECTED TO
FIRSTMISS GOLD BOARD OF DIRECTORS


RENO, NEV. (FEBRUARY 23, 1995) -- FirstMiss Gold Inc. (NASDAQ: FRMG) today announced the election of Robert L. Zerga to its board of directors.

         Zerga has more than 30 years of diverse mining industry experience and has held senior executive positions with major mining companies, most recently as chief executive officer of Independence Mining Company. He also has served as a director of the World Gold Council and the Gold Institute.

         "Bob Zerga brings to the board a solid background in all aspects of the gold business and will provide wise counsel in the future growth of FirstMiss Gold," said G. W. Thompson, FirstMiss Gold president and chief executive officer.

         FirstMiss Gold is a Nevada-based gold mining and exploration company with headquarters in Reno, Nev., and principal operations at the 33,000-acre Getchell property in north central Nevada.

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CONTACT:
G. W. Thompson               or            Jim McArthur
President & CEO                            Secretary & Mgr., Investor Relations
FirstMiss Gold Inc.                        First Mississippi Corp.
702/827-0211                               601/948-7550